UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 31, 2008

Date of Report (Date of earliest event reported)

3PAR Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33823	77-0510671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices)

(510) 413-5999

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 31, 2008, 3PAR Inc. issued a press release regarding its financial results for its first quarter of fiscal 2009 ended June 30, 2008. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01	Other Events

In addition, in the press release attached hereto as Exhibit 99.1, the Company announced that its board of directors has authorized the repurchase of up to $10 million of its outstanding common stock. Subject to applicable securities laws, rules and regulations, the shares may be repurchased at the Company’s discretion from time to time in the open market. Such purchases will be made at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other corporate considerations.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

99.1	Press Release, dated July 31, 2008, of 3PAR Inc. announcing its financial results for its first quarter of fiscal year 2009 ended June 30, 2008 and its stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2008

3PAR INC.

By:	/s/ Adriel G. Lares
Adriel G. Lares
Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated July 31, 2008, of 3PAR Inc. announcing its financial results for its first quarter of fiscal year 2009 ended June 30, 2008 and its stock repurchase program.